Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS

FISCAL 2024 Q3 HIGHLIGHTS

•Net sales of $979.4 million decreased 7.1% YoY and includes a roughly 300 basis point headwind from non-repeating Public Sector orders in the prior year
•Operating income of $106.8 million, or $111.5 million adjusted to exclude restructuring and other costs1
•Operating margin of 10.9%, or 11.4% excluding the adjustments described above1
•Diluted EPS of $1.27 vs. $1.69 in the prior fiscal year quarter
•Adjusted diluted EPS of $1.33 vs. $1.74 in the prior fiscal year quarter1

MELVILLE, NY and DAVIDSON, NC, JULY 2, 2024 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC," “MSC Industrial” or the "Company," a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2024 third quarter ended June 1, 2024.

Financial Highlights [2]	FY24 Q3		FY23 Q3		Change	FY24 YTD		FY23 YTD		Change
Net Sales	$979.4		$1,054.5		(7.1)%	$2,868.7		$2,973.8		(3.5)%
Income from Operations	$106.8		$135.4		(21.1)%	$299.5		$365.7		(18.1)%
Operating Margin	10.9%		12.8%			10.4%		12.3%
Net Income Attributable to MSC	$71.7		$95.2		(24.7)%	$202.9		$255.6		(20.6)%
Diluted EPS	$1.27	[3]	$1.69	[4]	(24.9)%	$3.59	[3]	$4.56	[4]	(21.3)%

Adjusted Financial Highlights [2]	FY24 Q3		FY23 Q3		Change	FY24 YTD		FY23 YTD		Change
Net Sales	$979.4		$1,054.5		(7.1)%	$2,868.7		$2,973.8		(3.5)%
Adjusted Income from Operations [1]	$111.5		$138.6		(19.6)%	$313.0		$374.0		(16.3)%
Adjusted Operating Margin [1]	11.4%		13.1%			10.9%		12.6%
Adjusted Net Income Attributable to MSC [1]	$75.2		$97.5		(22.9)%	$213.2		$261.9		(18.6)%
Adjusted Diluted EPS [1]	$1.33	[3]	$1.74	[4]	(23.6)%	$3.77	[3]	$4.67	[4]	(19.3)%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.4 million and 56.5 million weighted-average diluted shares outstanding for FY24 Q3 and FY24 YTD, respectively.
[4] Based on 56.2 million and 56.1 million weighted-average diluted shares outstanding for FY23 Q3 and FY23 YTD, respectively.

Erik Gershwind, President and Chief Executive Officer, said, “As announced on June 13th, we began the second half of our fiscal year with unexpected gross margin pressure and a slower than expected recovery in average daily sales, particularly within our Core customer base. As a result, our third quarter performance was below expectations and led to a revised full year outlook. We responded with swift corrective actions to improve gross margin trending and accelerate progress on the rollout of our web enhancements.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, “Average daily sales declined 7.1% in the fiscal third quarter driven by non-repeating Public Sector orders in the prior year and softness in manufacturing verticals where we have heavy exposure. While we are encouraged by continued strong cash flow generation, these results nonetheless fell below our expectations. We are laser focused on realizing the expected benefits of our organic growth investments to drive progress towards our long-term targets.”

Gershwind concluded, “Looking forward, as our corrective actions take hold, we will remain steadfast in our approach to unlocking the value creation potential of MSC. We are doing this by leaning into the core pillars of our Mission Critical initiatives — Maintaining Momentum, Reenergizing the Core Customer, and Optimizing Cost to Serve. While results to date in fiscal 2024 are not up to our standards, we are confident we have the talent and strategy in place to achieve our long-term goals and create meaningful value for all stakeholders.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	2

Fiscal 2024 Full Year Financial Outlook
	Current	Prior
ADS Growth (YoY)	(4.7)% - (4.3)%	0% - 5%
Adjusted Operating Margin[1]	10.5% - 10.7%	12.0% - 12.8%
Depreciation and Amortization Expense	~$80M	~$85M
Interest and Other Expense	~$45M	$40M - $50M
Operating Cash Flow Conversion[2]	>125%	>125%
Tax Rate	24.0% - 24.5%	24.0% - 24.5%

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.
(2) The Company defines Operating Cash Flow Conversion as Net cash provided by operating activities as a percentage of Net income. The Company’s management uses Operating Cash Flow Conversion to evaluate the Company’s operating performance, in particular how efficiently the Company turns its sales and profits into cash, and to assess the efficiency of the Company’s use of working capital. The Company believes Operating Cash Flow Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2024 third quarter results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until July 16, 2024. The Company’s reporting date for its fiscal 2024 fourth quarter and full year results is scheduled for October 24, 2024.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Zivanai Mutize
Head of Investor Relations	Head of Corporate Communications
rmills@mscdirect.com	zivanai.mutize@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.4 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity and energy prices, the impact of prolonged periods of low, high or rapid inflation, and fluctuations in interest rates; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the retention of key management personnel; the credit risk of our customers; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other disruptions, including those due to extreme weather conditions, at

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	3

transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems or violations of data privacy laws; our ability to attract, train and retain qualified sales and customer service personnel and metalworking and specialty sales specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions; changes to governmental trade or sanctions policies, including the impact from significant import restrictions or tariffs or moratoriums on economic activity with certain countries or regions; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive; the failure to comply with applicable environmental, health and safety laws and regulations and other laws and regulations applicable to our business; the outcome of government or regulatory proceedings; goodwill and other indefinite-lived intangible assets recorded as a result of our acquisitions could become impaired; our common stock price may be volatile due to factors outside of our control; the significant influence that our principal shareholders will continue to have over our decisions; and our ability to realize the desired benefits from the share reclassification. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets
(In thousands)

	June 1, 2024	September 2, 2023
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$25,928	$50,052
Accounts receivable, net of allowance for credit losses	419,810	435,421
Inventories	665,638	726,521
Prepaid expenses and other current assets	101,472	105,519
Total current assets	1,212,848	1,317,513
Property, plant and equipment, net	344,787	319,660
Goodwill	721,932	718,174
Identifiable intangibles, net	102,854	110,641
Operating lease assets	60,878	65,909
Other assets	24,495	12,237
Total assets	$2,467,794	$2,544,134
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$206,335	$229,935
Current portion of operating lease liabilities	22,235	21,168
Accounts payable	205,644	226,299
Accrued expenses and other current liabilities	149,298	172,034
Total current liabilities	583,512	649,436
Long-term debt including obligations under finance leases	299,812	224,391
Noncurrent operating lease liabilities	39,532	45,924
Deferred income taxes and tax uncertainties	130,729	131,801
Total liabilities	1,053,585	1,051,552
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	57	48
Class B Common Stock	—	9
Additional paid-in capital	1,063,738	849,502
Retained earnings	470,085	755,007
Accumulated other comprehensive loss	(17,553)	(17,725)
Class A treasury stock, at cost	(114,711)	(107,677)
Total MSC Industrial shareholders’ equity	1,401,616	1,479,164
Noncontrolling interest	12,593	13,418
Total shareholders’ equity	1,414,209	1,492,582
Total liabilities and shareholders’ equity	$2,467,794	$2,544,134

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 1, 2024	June 3, 2023	June 1, 2024	June 3, 2023
Net sales	$979,350	$1,054,464	$2,868,667	$2,973,841
Cost of goods sold	578,903	625,527	1,686,492	1,750,410
Gross profit	400,447	428,937	1,182,175	1,223,431
Operating expenses	288,991	291,706	870,859	852,031
Restructuring and other costs	4,690	1,845	11,787	5,722
Income from operations	106,766	135,386	299,529	365,678
Other income (expense):
Interest expense	(6,884)	(5,038)	(19,155)	(17,913)
Interest income	134	513	302	764
Other expense, net	(4,680)	(4,456)	(14,067)	(8,095)
Total other expense	(11,430)	(8,981)	(32,920)	(25,244)
Income before provision for income taxes	95,336	126,405	266,609	340,434
Provision for income taxes	24,024	31,266	64,604	84,768
Net income	71,312	95,139	202,005	255,666
Less: Net (loss) income attributable to noncontrolling interest	(393)	(41)	(897)	32
Net income attributable to MSC Industrial	$71,705	$95,180	$202,902	$255,634
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.28	$1.70	$3.60	$4.57
Diluted	$1.27	$1.69	$3.59	$4.56
Weighted-average shares used in computing net income per common share:
Basic	56,214	55,963	56,323	55,911
Diluted	56,351	56,156	56,514	56,121

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 1, 2024	June 3, 2023	June 1, 2024	June 3, 2023
Net income, as reported	$71,312	$95,139	$202,005	$255,666
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(217)	2,474	244	6,293
Comprehensive income	71,095	97,613	202,249	261,959
Comprehensive income attributable to noncontrolling interest:
Net loss (income)	393	41	897	(32)
Foreign currency translation adjustments	4	(270)	(72)	(1,405)
Comprehensive income attributable to MSC Industrial	$71,492	$97,384	$203,074	$260,522

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)(Unaudited)

	Thirty-Nine Weeks Ended
	June 1, 2024	June 3, 2023
Cash Flows from Operating Activities:
Net income	$202,005	$255,666
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,288	56,122
Amortization of cloud computing arrangements	1,437	784
Non-cash operating lease cost	16,679	14,831
Stock-based compensation	13,347	14,624
Loss on disposal of property, plant and equipment	363	481
Non-cash changes in fair value of estimated contingent consideration	661	—
Provision for credit losses	5,180	6,826
Expenditures for cloud computing arrangements	(17,161)	(1,146)
Deferred income taxes and tax uncertainties	(1,072)	(915)
Changes in operating assets and liabilities:
Accounts receivable	12,586	247,557
Inventories	64,251	(6,255)
Prepaid expenses and other current assets	4,488	5,917
Operating lease liabilities	(16,974)	(14,845)
Other assets	3,272	(211)
Accounts payable and accrued liabilities	(45,917)	(12,359)
Total adjustments	101,428	311,411
Net cash provided by operating activities	303,433	567,077
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(73,354)	(64,113)
Cash used in acquisitions, net of cash acquired	(9,859)	(20,182)
Net cash used in investing activities	(83,213)	(84,295)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(167,166)	(31,072)
Payments of regular cash dividends	(140,695)	(132,484)
Proceeds from sale of Class A Common Stock in connection with Associate Stock Purchase Plan	3,465	3,449
Proceeds from exercise of Class A Common Stock options	8,833	22,635
Borrowings under credit facilities	359,000	208,000
Payments under credit facilities	(309,000)	(488,000)
Borrowings under financing obligations	3,850	1,061
Payments under Shelf Facility Agreements and Private Placement Debt	(50,000)	(50,000)
Proceeds from other long-term debt	50,000	—
Other, net	(2,762)	(1,676)
Net cash used in financing activities	(244,475)	(468,087)
Effect of foreign exchange rate changes on cash and cash equivalents	131	196
Net (decrease) increase in cash and cash equivalents	(24,124)	14,891
Cash and cash equivalents—beginning of period	50,052	43,537
Cash and cash equivalents—end of period	$25,928	$58,428

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$66,071	$85,525
Cash paid for interest	$18,235	$16,970

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude restructuring and other costs, acquisition-related costs, share reclassification costs, and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Results Excluding Restructuring and Other Costs, Acquisition-Related Costs and Share Reclassification Costs

In calculating non-GAAP financial measures, we exclude restructuring and other costs, acquisition-related costs and share reclassification costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparing with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended June 1, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability	Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Adjusted Total MSC Industrial
Net Sales	$979,350	$—	$979,350

Cost of Goods Sold	578,903	—	578,903

Gross Profit	400,447	—	400,447
Gross Margin	40.9%	—%	40.9%

Operating Expenses	288,991	—	288,991
Operating Exp as % of Sales	29.5%	—%	29.5%

Restructuring and Other Costs	4,690	4,690	—

Income from Operations	106,766	(4,690)	111,456
Operating Margin	10.9%	0.5%	11.4%

Total Other Expense	(11,430)	—	(11,430)

Income before provision for income taxes	95,336	(4,690)	100,026

Provision for income taxes	24,024	(1,183)	25,207
Net income	71,312	(3,507)	74,819
Net loss attributable to noncontrolling interest	(393)	—	(393)
Net income attributable to MSC Industrial	$71,705	$(3,507)	$75,212

Net income per common share:
Diluted	$1.27	$(0.06)	$1.33

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirty-Nine Weeks Ended June 1, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-Related Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$2,868,667	$—	$—	$—	$2,868,667

Cost of Goods Sold	1,686,492	—	—	—	1,686,492

Gross Profit	1,182,175	—	—	—	1,182,175
Gross Margin	41.2%	—%	—%	—%	41.2%

Operating Expenses	870,859	—	465	1,187	869,207
Operating Exp as % of Sales	30.4%	—%	0.0%	0.0%	30.3%

Restructuring and Other Costs	11,787	11,787	—	—	—

Income from Operations	299,529	(11,787)	(465)	(1,187)	312,968
Operating Margin	10.4%	0.4%	0.0%	0.0%	10.9%

Total Other Expense	(32,920)	—	—	—	(32,920)

Income before provision for income taxes	266,609	(11,787)	(465)	(1,187)	280,048

Provision for income taxes	64,604	(2,767)	(113)	(288)	67,772
Net income	202,005	(9,020)	(352)	(899)	212,276
Net loss attributable to noncontrolling interest	(897)	—	—	—	(897)
Net income attributable to MSC Industrial	$202,902	$(9,020)	$(352)	$(899)	$213,173

Net income per common share:
Diluted	$3.59	$(0.16)	$(0.01)	$(0.02)	$3.77

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended June 3, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$1,054,464	$—	$—	$1,054,464

Cost of Goods Sold	625,527	—	—	625,527

Gross Profit	428,937	—	—	428,937
Gross Margin	40.7%	—%	—%	40.7%

Operating Expenses	291,706	—	1,373	290,333
Operating Exp as % of Sales	27.7%	—%	(0.1)%	27.5%

Restructuring and Other Costs	1,845	1,845	—	—

Income from Operations	135,386	(1,845)	(1,373)	138,604
Operating Margin	12.8%	0.2%	0.1%	13.1%

Total Other Expense	(8,981)	—	—	(8,981)

Income before provision for income taxes	126,405	(1,845)	(1,373)	129,623

Provision for income taxes	31,266	(505)	(376)	32,147
Net income	95,139	(1,340)	(997)	97,476
Net income attributable to noncontrolling interest	(41)	—	—	(41)
Net income attributable to MSC Industrial	$95,180	$(1,340)	$(997)	$97,517

Net income per common share:
Diluted	$1.69	$(0.02)	$(0.02)	$1.74

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 THIRD QUARTER RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirty-Nine Weeks Ended June 3, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-Related Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$2,973,841	$—	$—	$—	$2,973,841

Cost of Goods Sold	1,750,410	—	—	—	1,750,410

Gross Profit	1,223,431	—	—	—	1,223,431
Gross Margin	41.1%	—%	—%	—%	41.1%

Operating Expenses	852,031	—	398	2,249	849,384
Operating Exp as % of Sales	28.7%	—%	0.0%	0.1%	28.6%

Restructuring and Other Costs	5,722	5,722	—	—	—

Income from Operations	365,678	(5,722)	(398)	(2,249)	374,047
Operating Margin	12.3%	0.2%	0.0%	0.1%	12.6%

Total Other Expense	(25,244)	—	—	—	(25,244)

Income before provision for income taxes	340,434	(5,722)	(398)	(2,249)	348,803

Provision for income taxes	84,768	(1,424)	(100)	(560)	86,852
Net income	255,666	(4,298)	(298)	(1,689)	261,951
Net income attributable to noncontrolling interest	32	—	—	—	32
Net income attributable to MSC Industrial	$255,634	$(4,298)	$(298)	$(1,689)	$261,919

Net income per common share:
Diluted	$4.56	$(0.08)	$(0.01)	$(0.03)	$4.67

*Individual amounts may not agree to the total due to rounding.